UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2026

APTERA MOTORS CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42884	83-4079594
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5818 El Camino Real
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 371-3151

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	SEV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On October 1, 2026, Aptera Motors Corp. (the “Company”) issued a press release announcing updates to its estimated capital requirements and production timeline. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 8.01 Other Events.

On October 1, 2026, the Company announced updates to its estimated capital requirements and production timeline. The updated estimates reflect anticipated benefits from the Company’s previously announced strategic partnership with Shanghai Launch Automotive Technology Co., Ltd. (“Launch Design”), including design-for-manufacturing refinements, expected access to Launch Design’s international supplier network, and a rebuilt bill of materials informed by supplier quotes received to date.

The Company now estimates that it will require approximately $25 million to reach start of production, a reduction from the $40 million to $45 million previously estimated, representing a decrease of approximately 38% to 44%. These funds are expected to support supplier purchases for initial vehicles, remaining tooling, and the final low-volume assembly line at the Company’s facility in Carlsbad, California.

To reach a production rate of 500 vehicles per month, the milestone at which the Company believes it could fund ongoing operations from vehicle sales, the Company estimates it will require approximately $65 million in total, representing approximately $40 million in additional capital beyond start of production. To scale toward high-volume production of approximately 20,000 vehicles per year, the Company estimates it will require an additional $50 million in tooling and equipment, for a total estimated capital requirement of approximately $115 million, down from $180 million to $205 million previously estimated.

Collectively, the expected benefits of the Launch Design partnership are anticipated to reduce the Company’s estimated full-plan cost by approximately $65 million to $90 million, or approximately 36% to 44%, compared with the prior estimate of $180 million to $205 million.

These updated capital and timing estimates supersede the capital and timing estimates included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

The Company plans to begin building its first 40 production vehicles by the end of 2026 and to begin initial customer deliveries in early 2027. All capital and timing estimates are subject to the Company obtaining financing on acceptable terms and on a timely basis, as well as supplier performance and receipt of required regulatory approvals.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aptera Motors Corp.

	By:	/s/ Tom DaPolito
	Name:	Tom DaPolito
	Title:	Interim Chief Financial Officer

Date: October 1, 2026